SUNAMERICA SERIES, INC.

ARTICLES SUPPLEMENTARY

SUNAMERICA SERIES, INC., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST:(a) Pursuant to the authority vested in the Board of Directors (the “Board of Directors”) of the Corporation by the Maryland General Corporation Law (the “MGCL”) and the charter (the “Charter”) of the Corporation, the Board of Directors adopted resolutions classifying and designating as Common Stock (as defined herein) without further classification or designation all of the authorized but unissued shares of all classes of the following portfolios: (i) 200,000,000 shares of the Focused Growth Portfolio; (ii) 100,000,000 shares of the Focused Technology Portfolio; (iii) 75,000,000 shares of the Focused StarALPHA Portfolio; and (iv) 100,000,000 shares of the Focused Growth and Income Portfolio.

(b) The shares reclassified as set forth immediately above have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of undesignated Common Stock as set forth in the Charter (the “Undesignated Common Stock”).

SECOND:(a) Pursuant to the authority vested in the Board of Directors by the MGCL and the Charter, the Board of Directors adopted resolutions classifying and designating (i) 175,000,000 authorized but unissued shares of Undesignated Common Stock as additional Class A shares of the Focused Dividend Strategy Portfolio and (ii) 75,000,000 authorized but unissued shares of Undesignated Common Stock as additional Class C shares of the Focused Dividend Strategy Portfolio.

(b) The shares reclassified as set forth immediately above have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Class A shares and the Class C shares of the Focused Dividend Strategy Portfolio as set forth in the Charter.

THIRD:(a) Pursuant to the authority vested in the Board of Directors by the MGCL and the Charter of the Corporation, the Board of Directors adopted resolutions classifying and designating 50,000,000 authorized but unissued shares of Undesignated Common Stock as Class W Shares of the Focused Dividend Strategy Portfolio (the “Class W Shares”).

(b) Except as otherwise provided herein, the Class W Shares shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of a class of the Focused Dividend Strategy Portfolio as set forth in the Charter.

(c) The Class W Shares may be issued and sold subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as the Board of Directors may from time to time establish in accordance with the 1940 Act and the Rules of Fair Practice adopted by the Financial Industry Regulatory Authority, Inc., or any successor organization.

(d) Liabilities which are determined by or under the supervision of the Board of Directors to be attributable to the Class W Shares may be charged to that class and appropriately reflected in the net asset value of, or dividends payable on, the Class W Shares.

(e) The Class W Shares may have such different exchange rights as the Board of Directors shall provide in compliance with the 1940 Act.

(f) The Board of Directors, without any action by the stockholders of the Corporation, may cause the Corporation to redeem at net asset value all or any proportion of the outstanding Class W Shares from a holder upon such conditions established by the Board of Directors in its sole discretion for any purpose, including, without limitation, a liquidation of the Class W Shares.

FOURTH: Immediately after these Articles Supplementary are accepted for record by the SDAT, the aggregate number of authorized shares of common stock, par value $.0001 per share (the “Common Stock”), of the Corporation is 3,000,000,000, of which 1,750,000,000 are shares of Undesignated Common Stock and 1,250,000,000 are shares of Common Stock classified and designated as follows:

SERIES AND CLASS	NUMBER OF SHARES
Focused Small-Cap Value Portfolio:

Class A shares	25,000,000
Class B shares	25,000,000
Class C shares	25,000,000
Class Z shares	25,000,000

Focused Small-Cap Growth Portfolio:

Class A shares	50,000,000
Class B shares	25,000,000
Class C shares	25,000,000
Class I shares	25,000,000

Focused Large-Cap Growth Portfolio:

Class A shares	50,000,000
Class B shares	50,000,000
Class C shares	50,000,000
Class Z shares	50,000,000

SunAmerica Strategic Value Portfolio:

Class A shares	50,000,000
Class B shares	25,000,000
Class C shares	25,000,000
Class I shares	25,000,000

Focused Multi-Asset Strategy Portfolio:

Class A shares	25,000,000
Class B shares	25,000,000
Class C shares	25,000,000
Class I shares	25,000,000

Focused Balanced Strategy Portfolio:

Class A shares	25,000,000
Class B shares	25,000,000
Class C shares	25,000,000
Class I shares	25,000,000

Focused Dividend Strategy Portfolio:

Class A shares	300,000,000
Class B shares	25,000,000
Class C shares	125,000,000
Class W shares	50,000,000

FIFTH: The aggregate number of authorized shares of stock of the Corporation is not changed by these Articles Supplementary.

SIXTH: The shares of Common Stock set forth above have been reclassified by the Board of Directors under the authority contained in the Charter.

SEVENTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

EIGHTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Assistant Secretary on this 8th day of March, 2013.

ATTEST:	SUNAMERICA SERIES, INC.

/s/ John E. McLean	/s/ John T. Genoy
John E. McLean	John T. Genoy
Assistant Secretary	President